Exhibit 99.1

Michael Hara	S. Olav Carlsen
Corporate Communications & Investor Relations	Chief Financial Officer
NVIDIA Corporation	PortalPlayer, Inc.
(408) 486-2511	(408) 521-7000
mhara@nvidia.com	Olav.Carlsen@portalplayer.com

Andrew Humber	Kristine Mozes
Handheld Products PR	Investor Relations for PortalPlayer, Inc.
NVIDIA Corporation	Mozes Communications LLC
(408) 486-8138	(781) 652-8875
ahumber@nvidia.com	kristine@mozescommunications.com

FOR IMMEDIATE RELEASE:

NVIDIA TO ACQUIRE PORTALPLAYER

—Combination to Create Application Processors to Power

Next Generation of Consumer Mobile Devices—

SANTA CLARA, CA—NOVEMBER 6, 2006—NVIDIA Corporation (Nasdaq: NVDA), the worldwide leader in programmable graphics technologies, today announced that it has signed a definitive agreement to acquire San Jose, CA-based PortalPlayer, Inc. (Nasdaq: PLAY), a leading supplier of semiconductors, firmware, and software for personal media players (PMPs) and secondary display-enabled computers. PortalPlayer, which was founded in 1999, is widely recognized for its pioneering technology, including the high-performance system-on-chip (SoC) technology which powers some of the world’s most recognizable portable digital music players.

Under terms of the agreement, NVIDIA will pay $13.50 in cash for each outstanding share of PortalPlayer common stock, which represents a total purchase price of approximately $357 million, or approximately $161 million net of cash on PortalPlayer’s balance sheet as of September 30, 2006. The purchase price represents approximately a 19 percent premium to the 20-day average closing price of PortalPlayer through Friday, November 3, 2006. This acquisition has been approved by the Board of Directors of each company and is subject to regulatory approvals and other customary closing conditions.

“Modern mobile devices are miniaturized yet powerful multimedia computers. At the core of their architectures are complex Application Processors integrating microprocessors, system logic, networking, and multimedia processors,” said Jen-Hsun Huang, president and CEO of NVIDIA. “With this acquisition, we are combining the two essential technologies of next-generation PMPs, PDAs, portable game players, and phones: PortalPlayer’s innovative Application Processor technology and NVIDIA’s industry-leading GPU technology. With the products created through this combination, we intend to drive the next digital revolution, where the mobile device becomes our most personal computer.”

“We are excited about the next chapter in our corporate history,” added Richard Sanquini, chairman of the PortalPlayer Board of Directors. “We believe the deal is a win-win for our employees and shareholders. We have spent the past several months extensively exploring our strategic options. We feel the advantages offered by the NVIDIA acquisition are the most compelling, and that our customers and employees will benefit from NVIDIA’s strong position in handheld GPU technologies and its vast resources and global reach.”

The acquisition of PortalPlayer is expected to accelerate NVIDIA’s ongoing investment in its handheld product strategy. Today, NVIDIA’s handheld technology, which combines high-quality graphics, TV, and video with low power and a small footprint, is at the foundation of many industry-leading portable media devices, including phones from Motorola, Samsung, Kyocera, HTC, and Sony Ericsson.

Goldman, Sachs & Co., served as financial advisor to NVIDIA. Cowen and Company, LLC served as financial advisor to PortalPlayer.

More details will be provided during NVIDIA’s quarterly conference call to be held on Thursday, November 9, 2006 at 2:00 p.m. (Pacific time).To listen to the conference call, please dial 706-679-0543; no password is required. The conference call will also be Web cast live (listen-only mode) at the following Web sites: www.nvidia.com and www.streetevents.com.

Replay of the conference call will be available via telephone by calling 800-642-1687 (or 706-645-9291), passcode 1252977, until November 16, 2006. The Web cast will be recorded and available for replay until the Company’s conference call to discuss its financial results for its fourth quarter fiscal 2007.

About PortalPlayer

PortalPlayer develops semiconductor, firmware and software platforms for portable multimedia products such as personal media players and personal media display-enabled computers. PortalPlayer products empower consumers to quickly and easily manage, enjoy and have access to multimedia content and other forms of information. PortalPlayer is headquartered in San Jose, CA, with offices in Kirkland, WA, Taipei, Taiwan and Hyderabad, India. For more information, visit www.portalplayer.com.

About NVIDIA

NVIDIA Corporation is the worldwide leader in programmable graphics processor technologies. The Company creates innovative, industry-changing products for computing, consumer electronics, and mobile devices. NVIDIA is headquartered in Santa Clara, CA and has offices throughout Asia, Europe, and the Americas. For more information, visit www.nvidia.com.

Certain statements in this press release including, but not limited to, statements regarding the anticipated benefits of the acquisition of PortalPlayer, the next generation of mobile devices, NVIDIA’s ongoing investments in its handheld product strategy, the next digital revolution, and the NVIDIA conference call are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the risk that we will not realize the anticipated benefits of this acquisition; that the merger will not be consummated; failure to receive regulatory approval for the acquisition; failure to obtain the approval of the PortalPlayer shareholders; risks associated with acquisitions including the ability to successfully integrate technologies, employees and operations; diversion of management’s attention; retaining key employees; risks associated with international operations; trends in the semiconductor and handheld device industries; failure of handheld device initiatives; slower than anticipated growth of the market for handheld devices; the impact of competitive products and technological advances; reliance on third party manufacturers; market acceptance of new products and technologies and other risks detailed from time to time in the reports NVIDIA and PortalPlayer file with the Securities and Exchange Commission including NVIDIA’s Form 10-Q for the quarter ended April 30, 2006 and PortalPlayer’s Form 10-Q for the period ended June 30, 2006. Copies of reports NVIDIA and PortalPlayer filed with the SEC are posted on the respective company’s Web site and are available from NVIDIA or PortalPlayer without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA and PortalPlayer disclaim any obligation to update these forward-looking statements to reflect future events or circumstances.

Additional Information and Where to Find It

PortalPlayer will file a proxy statement with the SEC in connection with the proposed merger. Investors and shareholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information regarding NVIDIA, PortalPlayer, the proposed merger, the persons soliciting proxies in connection with the proposed merger on behalf of PortalPlayer and the interests of those persons in the proposed merger and related matters. PortalPlayer intends to mail the proxy statement to its stockholders as soon as practicable. Investors and shareholders will be able to obtain a copy of the proxy statement and other documents filed by PortalPlayer with the SEC free of charge at the Web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by PortalPlayer are available free of charge by contacting PortalPlayer Investor Relations (Kristine Mozes, 781-652-8875).

Participants in Solicitation

PortalPlayer, and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from the PortalPlayer shareholders in connection with the proposed merger and related items. Information regarding the directors and executive officers of PortalPlayer and their ownership of PortalPlayer stock is set forth in PortalPlayer’s proxy statement for PortalPlayer’s 2006 annual meeting of stockholders. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement when it becomes available.

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